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                                                                    Exhibit 99.9


                            Consent of Person Named
                         as About to Become a Director

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Richard D. Parsons, hereby consent to be named as a person about to become a director of AOL Time Warner Inc. in the Registration Statement on From S-4 of AOL Time Warner Inc., dated February 11, 2000, and any amendments thereto.


Dated: February 9, 2000

                                        /s/ Richard D. Parsons
                                        ---------------------------
                                            Richard D. Parsons